Exhibit 23.1

INDEPENDENT AUDITOR'S CONSENT

We consent to the incorporation by reference of our report dated February 20, 2004 accompanying the financial statements of ADA-ES, Inc. which are also incorporated by reference in the following Registration Statements:

Form                   Deemed/Declared Effective Date               File No.
----                   ------------------------------               --------
S-8                    November 13, 2003                            333-110479
S-8                    February 6, 2004                             333-112587

of ADA-ES, Inc. and to the use of our name and the statements with respect to us, as appearing under the heading "Exhibits" in such Registration Statements.

/s/ Hein + Associates LLP
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HEIN + ASSOCIATES

Denver, Colorado
March 30, 2004